UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
January 8, 2007
Date of Report (Date of earliest event reported)
Unica Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51461 (Commission File No.)	04-3174345 (IRS Employer Identification No.)
Reservoir Place North
170 Tracer Lane
Waltham, Massachusetts 02451-1379
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (781) 839-8000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
SIGNATURES

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On January 8, 2007, Richard Hale, Vice President, Consulting Services of Unica Corporation (the “Company”), entered into a Severance Agreement and Release (the “Agreement”) with the Company. Pursuant to the terms of the Agreement, Mr. Hale will remain employed as the Company’s Vice President, Consulting Services until May 1, 2007 (“Contractual Period”). During the Contractual Period, Mr. Hale will continue to receive the same base salary and other benefits that he was entitled to receive immediately prior to his execution of the Agreement. All of Mr. Hale’s stock options and restricted stock units which have not vested on or before May 1, 2007 will expire. Mr. Hale will receive semi-monthly payments, subject to applicable taxes and withholdings, commencing the next regularly scheduled pay cycle following the Contractual Period for a period of eight (8) months in the total gross amount of $120,000. He will also receive a bonus payment under the Company’s Executive Incentive Plan of that portion of his annual bonus payable through the Company’s second fiscal quarter (which amount represents up to 20% of his fiscal year 2007 bonus target amount), provided that Mr. Hale achieves his performance objectives as mutually agreed to with the Company. In addition, if Mr. Hale timely elects medical and dental coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), the Company will pay the Company portion of the monthly premium payments. In exchange for the consideration provided by the Company under the Agreement, Mr. Hale agreed to a general release of any claims against the Company and certain of its affiliates, including, but not limited to claims arising out of Mr. Hale’s employment with and/or separation from the Company. In addition, certain compensation and benefits under the Agreement require Mr. Hale to sign an additional Release of Claims no later than May 9, 2006 in a form mutually agreed upon by Mr. Hale and the Company. The provisions of Mr. Hale’s non-competition agreement he executed on April 25, 2000 remain in full force and effect and will survive his termination of employment with the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

UNICA CORPORATION

January 12, 2007	By:	/s/ Yuchun Lee

Yuchun Lee Chief Executive Officer, President and
Chairman

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